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                                  OFFICE LEASE

                              TERMS AND DEFINITIONS

     Date: June 1, 1996

     Landlord: GILLILAND GROUP FAMILY PARTNERSHIP

     Landlord's Address:   P.O. Box 750
                           Amarillo, Texas 79105

     Tenant:   CROSS-COUNTRY AUTO RETAILERS, INC.

     Tenant's Address:   1201 S. Taylor
                         Amarillo, Texas 79101

     Premises:

     Approximate Square Feet:       6200

     Name of Building:              N/A

     Street Address/Suite:          1201 S. Taylor

     City, State, Zip:              Amarillo, Texas 79101

     Base Rent (monthly):           $5400.00

     Term:                          Five (5) Years

     Commencement Date:             June 1, 1996

     Termination Date:              June 1, 2001

     Security Deposit:              $None

     Use:                           Business Office

     Amount of Liability Insurance:

          Death/Bodily Injury:      $1,000,000.00

          Property:                 $500,0000.00


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Guarantors:  Cross-Country Auto Retailers, Inc.

Tenant's Pro Rata Share: One Hundred Percent (100%)

"Rent" means base rent plus any other sums of money due Landlord by Tenant.

"Landlord" means Landlord and its agents, employees, invitees, licensees, or visitors.

"Tenant" means Tenant and its agents, employees, invitees, licensees, or visitors.

"Essential Services" means heating, ventilating, air conditioning, water, and utility connections reasonably necessary for occupancy of the premises for the use stated above.

"Common Areas" means all facilities and areas of the building that are intended and designated by Landlord from time to time for the common, general, and nonexclusive use of all tenants of the building. Landlord shall have the exclusive control over and right to manage the common areas.

"Building Operating Hours" means 8:00 a.m. to 6:00 p.m. Monday through Friday, except holidays.

"Parking Facility" means the facility or area described in the attached parking facility rider, if any.

"Operating Expenses" means all expenses that Landlord shall reasonably pay in connection with the ownership, operation, and maintenance of the building, except principal and interest on any debt, expenditures classified as capital expenditures for federal income tax purposes, and expenses for which Tenant is required to reimburse Landlord.

                              CLAUSES AND COVENANTS

A. Tenant agrees to--

     1. Lease the premises for the entire term beginning on the commencement date and ending on the termination date.

     2. Accept the premises in their present condition "as is," the premises being currently suitable for Tenant's intended use.

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     3. Obey all laws, ordinances, orders, and rules and regulations applicable to the use, condition, and occupancy of the premises, including the rules and regulations of the building, and parking facility, if any, adopted by Landlord.

     4. Pay monthly, in advance, on the first day of the month, the base rent to Landlord at Landlord's address.

     5. Pay, as additional rent, all other sums due under this lease.

     6. Pay a late charge of 5 percent of any rent not received by Landlord by the tenth day of the month in which it is due.

     7. Pay for all utility services used by Tenant and not provided by Landlord.

     8. Pay monthly, in advance, Tenant's pro rata share of the monthly estimated operating expenses and the difference between the estimated operating expenses and the actual operating expenses, within thirty days of receiving notice of the amount from the Landlord.

     9. Allow Landlord to enter the premises to perform Landlord's obligations, inspect the premises, and show the premises to prospective purchasers or tenants.

     10. Repair, replace, and maintain any part of the premises that Landlord is not obligated to repair, replace, or maintain, normal wear excepted.

     11. Repair any damage to the premises or the parking facility, if any, caused by Tenant.

     12. Submit in writing to Landlord any request for repairs, replacement, and maintenance that are the obligations of Landlord.

     13. Maintain public liability insurance for the premises and the conduct of Tenant's business, naming Landlord as an additional insured, in the amounts stated in the basic lease terms and definitions.

     14. Maintain insurance on Tenant's personal property.

     15. Deliver certificates of insurance to Landlord before the commencement date and thereafter when requested.

     16. Indemnify, defend, and hold Landlord harmless from any loss, attorney's fees, expenses, or claims arising out of use of the premises.

     17. Deliver to Landlord a financing statement perfecting the security interest.

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     18. Vacate the premises and return all keys to the premises on termination of this lease.

     19. On request, execute an estoppel certificate that states the commencement and termination dates of the lease, identifies any amendments to the lease, describes any rights to extend the lease term or purchase rights, lists defaults by Landlord, and provides any other information reasonably requested.

     20. Arrange with Landlord in advance for any heating, air conditioning, or electrical needs in excess of the services provided by Landlord and pay for such additional services as billed by Landlord.

     21. Repair, replace, and maintain the (a) roof, (b) foundation, (c) parking facility (if any) and common areas, (d) structural soundness of the exterior walls, doors, corridors, and windows, and (e) other structures or equipment serving the premises.

     22. Provide the following services: (a) air conditioning and heating to the premises reasonable for Tenant's use (exclusive of air conditioning or heating for electronic data processing or other specialized equipment) during building operating hours and at such other times at such additional cost as Landlord and Tenant may agree on; (b) hot and cold water for lavatory and drinking purposes;
(C) janitorial service and periodic window washing; (d) elevator service, if necessary, to provide access to and from the premises; (e) electric current for normal office machines and building's standard lighting reasonable for Tenant's use; and (f) lighting in common areas and fluorescent lights in building's standard light fixtures on the premises.

     23. Provide Landlord, on request, with an annual accounting of the operating expenses and invoices and an accounting for all heating, air-conditioning, and electrical charges in excess of the services provided by Landlord for which Landlord requests reimbursement and reimburse Tenant promptly for the amount of any estimated operating expenses paid by Tenant in excess of actual operating expenses.

     24. Pay, when due, in a timely manner, all ad valoren property taxes and all business personal property taxes.

B. Tenant agrees not to--

     1. Use the premises for any purpose other than that stated in the basic lease terms and definitions.

     2. (a) Create a nuisance, (b) interfere with any other tenant's normal business operations or Landlord's management of the building, (c) permit any waste, or (d) use the premises in any way that is extra hazardous, would increase insurance premiums, or would void insurance on the building.

     3. Change Landlord's lock system.

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     4. Alter the premises.

     5. Allow a lien to be placed on the premises.

     6. Assign this lease or sublease any portion of the premises without Landlord's written consent.

C. Landlord agrees to--

     1. Lease to Tenant the premises for the entire term beginning on the commencement date and ending on the termination date.

     2. Allow Tenant the option to lease the premises, on the same terms and conditions, for an additional five (5) year period from the termination date. Tenant shall provide to Landlord sixty (60) days' written notice of its desire to exercise this option.

     3. Obey all laws, ordinances, orders, and rules and regulations applicable to the use, condition, and occupancy of the building, and the parking facility, if any.

     4. Provide normal utility-service connections to the building.

     5. Insure the building and any parking facility against all risks of direct physical loss in an amount equal to at least 90 percent of the full replacement cost of the same as of the date of the loss and liability; Tenant will have no claim to any proceeds of Landlord's insurance policy.

     6. Return the security deposit to Tenant, less itemized deductions, if any, within thirty days after the termination of this lease.

D. Landlord agrees not to--

     1. Interfere with Tenant's possession of the premises as long as Tenant is not in default.

     2. Unreasonably withhold consent to a proposed assignment or sublease.

E. Landlord and Tenant agree to the following:

     1. Alterations. Any physical additions or improvements to the premises made by Tenant will become the property of Landlord. Landlord may require that Tenant, at termination of this lease and at Tenant's expense, remove any physical additions and improvements, repair any alterations, and restore the premises to the condition existing at the commencement date, normal wear excepted.

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     2. Abatement. Tenant's covenant to pay rent and Landlord's covenants are independent of each other. Except as otherwise provided, Tenant shall not be entitled to abate rent for any reason.

     3. Release of Claims/Subrogation. Landlord and Tenant release each other from any claim, by subrogation or otherwise, for any damage to the premises, the building, the parking facility, if any, or personal property within the building, by reason of fire or the elements, regardless of cause, including negligence of Landlord or Tenant. This release applies only to the extent that it is permitted by law, the damage is covered by insurance proceeds, and the release does not adversely affect any insurance coverage.

     4. Notice to Insurance Companies. Landlord and Tenant will notify the issuing insurance companies of the release set forth in the preceding paragraph and will have the insurance policies endorsed, if necessary, to prevent invalidation of the insurance coverage.

     5. Casualty/Total or Partial Destruction. (a) If the premises are damaged by casualty and can be restored within ninety days, Landlord will, at its expense, restore the premises to substantially the same condition as they existed before the casualty. If Landlord fails to complete restoration within ninety days from the date of written notification by Tenant to Landlord of the casualty, Tenant may terminate this lease by written notice to Landlord. (b) If the premises cannot be restored within ninety days, Landlord has an option to restore or not to restore the premises. If Landlord chooses not to restore, this lease will terminate. If Landlord chooses to restore, it will notify Tenant of the estimated time to restore and give Tenant an option to terminate this lease by notifying Landlord within ten days. If Tenant does not terminate this lease, it shall continue and Landlord shall restore the premises as provided in (a) above. (c) To the extent the premises are untenantable after the casualty and the damage was not caused by Tenant, the rent will be adjusted as may be fair and reasonable.

     6. Condemnation/Substantial or Partial Taking. (a) If the premises cannot be used for the purposes contemplated by this lease because of condemnation or purchase in lieu of condemnation, this lease will terminate. (b) If there is a condemnation or purchase in lieu of condemnation and this lease is not terminated, Landlord will, at Landlord's expense, restore the premises, and the rent payable during the unexpired portion of the term will be adjusted as may be fair and reasonable. (c) Tenant will have no claim to the condemnation award or proceeds in lieu of condemnation.

     7. Uniform Commercial Code. Tenant grants Landlord a security interest in Tenant's personal property now or subsequently located on the premises. This lease is a security agreement under the Uniform Commercial Code. Landlord may file a copy of this lease as a financing statement.

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     8. Default by Landlord/Events. Default by Landlord are (a) failing to comply with any provision of this lease within thirty days after written notice or (b) failing to provide essential services to Tenant within ten days after written notice.

     9. Default by Landlord/Tenant's Remedies. Tenant's remedies for Landlord's default are to (a) sue for damages, and (b) if Landlord does not provide an essential service for thirty days after default, terminate this lease.

     10. Default by Tenant/Events. Defaults by Tenant are (a) failing to pay timely rent, (b) abandoning or vacating a substantial portion of the premises, or (c) failing to comply within ten days after written notice with any provision of this lease other than the defaults set forth in (a) and (b) above.

     11. Default by Tenant/Landlord's Remedies. Landlord's remedies for Tenant's default are to (a) enter and take possession of the premises, after which Landlord may relet the premises on behalf of Tenant and receive the rent directly by reason of the reletting; and Tenant agrees to reimburse Landlord for any expenditures made in order to relet; (b) enter the premises and perform Tenant's obligations; or (c) terminate this lease by written notice and sue for damages. Landlord may enter and take possession of the premises by self-help, by picking or changing locks if necessary, and may lock out Tenant or any other person who may be occupying the premises, until the default is cured, without being liable for damages.

     12. Default/Waiver/Mitigation. It is not a waiver of default if the nondefaulting party fails to declare immediately a default or delays in taking any action. Pursuit of any remedies set forth in this lease does not preclude pursuit of other remedies in this lease or provided by law. Landlord and Tenant have a duty to mitigate damages.

     13. Security Deposit. If Tenant defaults, Landlord may use the security deposit to pay arrears of rent, to repair any damage or injury, or to pay any expense or liability incurred by Landlord as a result of the default.

     14. Holdover. If Tenant does not vacate the premises following termination of this lease, Tenant shall be a tenant at will and shall vacate the premises on receipt of notice from Landlord. No holding over by Tenant, whether with or without the consent of Landlord, will extend the term.

     15. Alternate Dispute Resolution. Landlord and Tenant shall submit in good faith to mediation before filing a suit for damages.

     16. Attorney's Fees. If either party retains an attorney to enforce this lease, the prevailing party is entitled to recover reasonable attorney's fees.

     17. Venue. Venue is in the country in which the premises are located.

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     18. Entire Agreement. This lease, together with the attached exhibits and riders, is the entire agreement of the parties, and there are no oral representations, warranties, agreements, or promises pertaining to this lease or to the expressly mentioned exhibits and riders not incorporated in writing in this lease.

     19. Amendment of Lease. This lease may be amended only by an instrument in writing signed by Landlord and Tenant.

     20. Limitation of Warranties. There are no implied warranties of merchantability, of fitness for a particular purpose, or of any other kind arising out of this lease, and there are no warranties that extend beyond those expressly stated in this lease.

     21. Notices. Any notice required by this lease shall be deemed to be delivered (whether or not actually received) when deposited with the United States Postal Service, postage prepaid, certified mail, return receipt requested, and addressed to Landlord or Tenant at their addresses.

     22. Abandoned Property. Landlord may retain, destroy, or dispose of any property left on the premises at the end of the term.


LANDLORD:                      GILLILAND GROUP FAMILY PARTNERSHIP

                               By: /s/Bill Gilliland
                               ----------------------------------
                                   Bill Gilliland, General Partner


                               By: /s/Robert W. Hall
                               ----------------------------------
                                   Robert W. Hall, General Partner


TENANT:                        CROSS-COUNTRY AUTO RETAILERS, INC.


                               By: /s/Bill Gilliland, President
                               ----------------------------------
                                   Bill Gilliland, President


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